Exhibit 99.1

Oyster Point Pharma, a Leading Ophthalmology-Focused Biopharmaceutical Company, to be Acquired by Viatris

•	Tender Offer to Acquire All Outstanding Shares of Oyster Point Pharma for $11.00 per Share, Plus a Contingent Value Right of Up To $2.00 per Share

PRINCETON, N.J., November 7, 2022 (GLOBE NEWSWIRE) — Oyster Point Pharma, Inc. (Nasdaq: OYST), (“Oyster Point Pharma”), today announced that it has entered into a definitive agreement under which Viatris Inc. (Nasdaq: VTRS), a global healthcare company, would acquire Oyster Point Pharma, a commercial-stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class pharmaceutical therapies to treat ophthalmic diseases. Viatris intends to acquire Oyster Point Pharma as the foundation of its new ophthalmology franchise, recognizing its uniquely talented team, the strength of TYRVAYA® (varenicline solution) Nasal Spray and Oyster Point Pharma’s pipeline.

Under the terms of the agreement, Viatris will commence a tender offer to purchase all outstanding shares of Oyster Point Pharma for $11.00 per share in cash at closing, plus a contingent value right (“CVR”) for a potential cash payment of up to $2.00 per share upon achievement of specified performance targets by Oyster Point Pharma for full year 2022.

The transaction was unanimously approved by the Oyster Point Pharma Board of Directors.

“Oyster Point Pharma brings to Viatris the strength of TYRVAYA Nasal Spray, the first and only FDA-approved nasal spray for dry eye in the U.S., an eye care focused pipeline, and a very experienced team that possesses extensive knowledge of the ophthalmology space from a clinical, medical, regulatory and commercial perspective,” said Michael Goettler, chief executive officer of Viatris. “Together, we believe we are setting the foundation for the next global ophthalmology leader, accelerating efforts to address the unmet needs of patients with ophthalmic disease and the eye care professionals who treat them, and positioning Viatris for growth.”

“We are pleased to announce Viatris’ proposed acquisition of Oyster Point Pharma, recognizing the exciting opportunities that lie ahead of us,” said Jeffrey Nau, Ph.D., MMS, president and chief executive officer of Oyster Point Pharma. “Through our efforts to license our innovations globally, we recognized that Viatris would be an optimal partner with its Global Healthcare Gateway. With Viatris’ global capabilities and commitment to ophthalmology, we expect to be able to expand TYRVAYA’s impact on the dry eye landscape and accelerate our exciting pipeline. With our combined sector expertise, innovation, scale, pipeline and global commercial reach, we expect to build a world-class ophthalmology business to meaningfully shape the future of eye care, to the benefit of patients.”

In November 2021, Oyster Point Pharma launched TYRVAYA, the first and only FDA-approved nasal spray for the treatment of the signs and symptoms of dry eye disease. In addition, Oyster Point Pharma has a growing pipeline of clinical and pre-clinical programs aimed at delivering transformative innovation for ocular surface diseases. In addition to TYRVAYA, Oyster Point Pharma has three drug candidates in its pipeline: two investigational therapies for neurotrophic keratopathy, a severe degenerative condition affecting the nerves of the cornea, and another for vernal/atopic keratoconjunctivitis, a severe allergic condition of the eyes.

Transaction Terms and Financing

Under the terms of the agreement, Viatris will initiate a tender offer to acquire all of the outstanding shares of Oyster Point Pharma’s common stock at a price of $11.00 per share in cash at closing, plus a contingent value right (“CVR”) representing the right to receive a potential cash payment of up to $2.00 per share. The amount (if any) payable under the CVR will be based on the following performance targets to be achieved by Oyster Point Pharma for full year 2022:

•	An additional $1.00 per share in cash if Oyster Point Pharma generates equal to or greater than $21.6 million of net product revenues and 131,822 total prescriptions of TYRVAYA; or

•	An additional $2.00 per share in cash if Oyster Point Pharma generates equal to or greater than $24.0 million of net revenue and 146,469 total prescriptions of TYRVAYA.

The transaction is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the tender of a majority of the outstanding shares of Oyster Point Pharma’s common stock. Oyster Point Pharma stockholders holding approximately 46% of Oyster Point Pharma’s common stock have entered into a tender and support agreement with Viatris, pursuant to which such stockholders have agreed, among other things, to tender 100% of their shares of Oyster Point Pharma’s common stock in the tender offer, subject to the terms and conditions of such agreement.

Following the successful closing of the tender offer, Viatris will acquire all remaining shares of Oyster Point Pharma’s common stock that are not tendered into the tender offer through a second-step merger at the same price of $11.00 per share, plus a CVR representing the right to receive up to $2.00 per share.

The transaction is anticipated to close during the first quarter of 2023.

Earnings Conference Call

Given the proposed transaction, Oyster Point Pharma will not be hosting the previously scheduled earnings conference call on Thursday, November 10, 2022.

Advisors

Centerview Partners LLC is serving as the exclusive financial advisor to Oyster Point Pharma, and Cooley LLP is serving as legal counsel. Citigroup Global Markets Inc. is serving as the exclusive financial advisor to Viatris, and Cravath, Swaine & Moore LLP is serving as legal counsel.

About Oyster Point Pharma

Oyster Point Pharma is a commercial-stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class pharmaceutical therapies to treat ophthalmic diseases. In October 2021, Oyster Point Pharma received FDA-approval for TYRVAYA (varenicline solution) Nasal Spray for the treatment of the signs and symptoms of dry eye disease. Oyster Point Pharma has a growing pipeline of clinical and pre-clinical programs and continues to expand its research and development pipeline through internal innovation and external collaborations. Oyster Point Pharma is continuously striving to advance breakthrough science and deliver therapies seeking to address the unmet needs of patients with ophthalmic disease and the eye care professionals who take care of them. For more information, visit www.oysterpointrx.com and follow @OysterPointRx Twitter and LinkedIn.

About TYRVAYA® (varenicline solution) Nasal Spray

TYRVAYA (varenicline solution) Nasal Spray 0.03 mg is a highly selective cholinergic agonist that is FDA-approved to treat the signs and symptoms of dry eye disease as a multidose nasal spray. The parasympathetic nervous system, the “rest and digest” system of the body, controls tear film homeostasis partially via the trigeminal nerve, which is accessible within the nose. The efficacy of TYRVAYA Nasal Spray in dry eye disease is believed to be the result of varenicline’s activity at heteromeric sub-type(s) of the nicotinic acetylcholine (nACh) receptor where its binding produces agonist activity and activates the trigeminal parasympathetic pathway resulting in increased production of basal tear film as a treatment for dry eye disease. Varenicline binds with high affinity and selectivity at human α4ß2, α4α6ß2, α3ß4, α3α5ß4 and α7 neuronal nicotinic acetylcholine receptors. The exact mechanism of action is unknown at this time.

TYRVAYA® Important Safety Information

The most common adverse reaction reported in 82% of patients was sneezing. Events that were reported in 5-16% of patients were cough, throat irritation, and instillation-site (nose) irritation. There are no contraindications associated with TYRVAYA (varenicline solution) Nasal Spray. Please see full Prescribing Information at www.tyrvaya-pro.com/prescribinginformation.

About Dry Eye Disease and the Role of Tear Film

Dry eye disease is a chronic condition that impacts an estimated 38 million people in the U.S. and is growing in prevalence.1,2 It can cause persistent stinging, scratching, burning sensations, sensitivity to light, blurred vision, and eye fatigue. Dry eye disease is a multifactorial disease of the ocular surface characterized by disruption of the tear film. Human tear film is a complex mixture of more than 1,500 different proteins, including growth factors and antibodies, as well as numerous classes of lipids and mucins.3 Natural tear film protects and lubricates the eyes, washes away foreign particles, contains growth factors and antimicrobial components, and creates a smooth surface that forms the primary refractive surface of the eye.

Additional Information About the Tender Offer and Where to Find It

The tender offer for the outstanding common stock of Oyster Point Pharma Inc. (“OP”) has not yet been commenced. This press release does not constitute a recommendation, an offer to purchase or a solicitation of an offer to sell OP securities. At the time the tender offer is commenced, Viatris Inc. (“Parent”) and Iris Purchaser Inc., a direct wholly owned subsidiary of Parent, will file a Tender Offer Statement on Schedule TO (including an Offer to Purchase) with the Securities and Exchange Commission (the “SEC”) and thereafter, OP will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC, in each case, with respect to the Tender Offer. The solicitation and the offer by Parent to purchase shares of OP’s common stock will only be made pursuant to such Offer to Purchase and related materials. Once filed, investors and security holders are urged to read these materials (including the Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents, as each may be amended or supplemented from time to time) carefully since they will contain important information that OP investors and security holders should consider before making any decision regarding tendering their common stock, including the terms and conditions of the tender offer. The Tender Offer Statement, Offer to Purchase, Solicitation/Recommendation Statement and related materials will be filed with the SEC, and OP investors and security holders may obtain a free copy of these materials (when available) and other documents filed by Parent, Purchaser and OP with the SEC at the website maintained by the SEC at www.sec.gov. In addition, the Tender Offer Statement and other documents that Parent and Purchaser file with the SEC will be made available to all investors and security holders of OP free of charge from the information agent for the tender offer. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by OP under the “Investors & Media” section of OP’s website at https://oysterpointrx.com.

Forward-Looking Statements

To the extent that statements contained in this press release] are not statements of historical facts, they may be deemed to be forward-looking statements. In some cases, such forward-looking statements can be identified by terms such as “believes,” “plans,” “anticipates,” “continue,” “potential,” “seek,” “goal,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements are based on management’s current expectations, beliefs, estimates, projections and assumptions. As such, forward-looking statements are not guarantees of future performance and involve inherent risks and uncertainties that are difficult to predict. As a result, a number of important factors could cause actual results to differ materially from those indicated by such forward-looking statements, including: the risk that the proposed acquisition of Oyster Point Pharma Inc. (“OP”) by Viatris Inc. (“Parent”) may not be completed; the possibility that competing offers or acquisition proposals for OP will be made; the delay or failure of the tender offer conditions to be satisfied (or waived), including insufficient shares of OP common stock being tendered in the tender offer; the failure (or delay) to receive the required regulatory approvals of the proposed acquisition; the possibility that prior to the completion of the transactions contemplated by the acquisition agreement, Parent’s or OP’s business may experience significant disruptions due to transaction-related uncertainty; the effects of disruption from the transactions of OP’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, manufacturers, suppliers, vendors, business partners and distribution channels to patients; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition agreement; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the failure of the closing conditions set forth in the acquisition agreement to be satisfied (or waived); the possibility that OP’s expectations as to the extent to which OP will be able to continue to commercialize TYRVAYA® (varenicline solution) Nasal Spray and any of OP’s other products and product candidates may not be realized as anticipated; the possibility that the anticipated scope, rate of progress and cost of OP’s preclinical studies and clinical trials and other research and development that OP may not materialize; the possibility that OP’s estimates of its expenses, ongoing losses, future revenue, capital requirements and its needs for or ability to obtain additional financing may not be accurate; the possibility that OP’s expectations may not be met as to the sufficiency of its capital resources; the possibility that OP’s expectations may not be met as to its ability to obtain and maintain intellectual property protection for its products and any of its product candidates; the possibility that OP’s anticipated receipt and timing of royalties from its collaborators may not be realized as anticipated; the possibility that OP’s expectations may not be met as to the revenues from its collaborations; the possibility that OP’s expectations may not be met as to OP’s ability to retain and recruit key personnel and third-party distributors; the possibility that OP’s expectations may not be met as to its anticipated financial performance; the possibility that OP’s expectations may not be met as to its anticipated developments and projections relating to its competitors or the industry in which OP operates; the possibility that unforeseen safety issues could emerge for TYRVAYA Nasal Spray that could require OP to change the prescribing information, limit use of the product and/or result in litigation; the possibility that other manufacturers could obtain approval for generic versions of TYRVAYA Nasal Spray or of products with which OP competes; the possibility that the third-party organizations that manufacture, supply and distribute TYRVAYA Nasal Spray may fail to perform adequately or fulfill OP’s needs; the possibility that changes in healthcare law and implementing regulations may occur and may negatively impact OP’s ability to generate revenues or could limit or prevent OP’s products’ or product candidates’ commercial success; the possibility that regulatory filings for products or product candidates that OP or its partners develop are not made or granted as currently anticipated; the possibility that OP is not able to negotiate adequate pricing, coverage and adequate reimbursement for its products and product candidates with third parties and government authorities; the possibility of political, social and economic instability, natural disasters or public health epidemics in countries where OP or its collaborators conduct activities related to OP’s business; and a variety of other risks set forth from time to time in Parent’s or OP’s filings with the SEC, including but not limited to the risks discussed in Parent’s Annual Report on Form 10-K for the year ended December 31, 2021 and in other filings with the SEC and the risks discussed in OP’s Annual Report on Form 10-K for the year ended December 31, 2021 and in its other filings with the SEC. The risks and uncertainties may be amplified by the COVID-10 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Parent’s and OP’s businesses, operations and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. The reader is cautioned not to unduly rely on these forward-looking statements. Parent and OP expressly disclaim any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

References:

1.

Wirta, D., Vollmer, P., Paauw, J., Chiu, K. H., Henry, E., Striffler, K., ... & ONSET-2 Study Group. (2021). Efficacy and Safety of OC-01 (Varenicline) Nasal Spray on Signs and Symptoms of Dry Eye Disease: the ONSET-2 Phase 3, Randomized Trial. Ophthalmology. https://doi.org/10.1016/j.ophtha.2021.11.004

2.	Market-Scope. 2020 Dry Eye Products Report: A Global Market Analysis for 2019 to 2025. October 2020.

3.	Tsubota K, Pflugfelder S, Liu Z, Baudouin C. Defining dry eye from a clinical perspective. Int J Mol Sci. 2020;21(23):1-24. https://pubmed.ncbi.nlm.nih.gov/33291796/

For more information, contact:

INVESTORS:

Arty Ahmed, +1.646.436.4702, aahmed@oysterpointrx.com

MEDIA:

Karen Castillo-Paff, +1.347.920.0248, kpaff@oysterpointrx.com